UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 28, 2001

 ASCENT ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-57746* (Commission File Number)	72-1493233 (IRS Employer Identification No.)

1700 Redbud Boulevard, Suite 450 McKinney, Texas (Address of principal executive offices)		75069 (Zip Code)

(972) 547-7150
(Registrant's telephone number, including area code)

*The Commission file number refers to a Form S-4 Registration Statement filed by Ascent Energy Inc. under the Securities Act of 1933, which became effective June 29, 2001.

Item 2: Acquisition or Disposition of Assets

Pursuant to an Agreement and Plan of Merger with Ascent Energy Inc. ("Ascent"), Devo Holding Company, LLC ("Devo") and its subsidiary were merged with and into Ascent on September 28, 2001. The assets acquired through the merger consist primarily of oil and gas properties located in South Texas.

Ascent issued approximately $6.5 million of 11¾% Senior Notes under an Indenture dated as of September 28, 2001 in connection with the Devo acquisition. In addition, Ascent issued approximately $65.7 million of the notes in exchange for all of the principal and accrued interest outstanding in respect of Devo's existing indebtedness.

Devo was formed by Ascent's principal stockholders and was under common control with Ascent.

Item 7. Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired

             It is impracticable to provide the financial statements required by this item at the time this Current Report on Form 8-K is filed. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

(b)         Pro Forma Financial Information.

             It is impracticable to provide the pro forma financial information required by this item at the time this Current Report on Form 8-K is filed. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

(c)         Exhibits.

10.1	Agreement and Plan of Merger, dated as of September 28, 2001 among Ascent, Devo and Devo Operating Company, LLC.
10.2	Indenture dated September 28, 2001 among Ascent, the subsidiary guarantors named therein and U.S. Bank N.A., as trustee.
10.3	Exchange Agreement, dated as of September 28, 2001 by and among Ascent, the subsidiary guarantors named therein and other parties named therein.
10.4	First Amendment to the Loan Agreement dated as of September 28, 2001, between Ascent and Fortis Capital Corp.
10.5	Registration Rights Agreement, dated as of September 28, 2001 among Ascent and the other parties named therein.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT ENERGY INC.
By: /S/ JEFFREY CLARKE
Jeffrey Clarke President

Dated: October 12, 2001